Exhibit 99.2

 UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF WEB.COM GROUP, INC. AND REGISTER.COM LP

The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the acquisition of the partnership interests in Register.com (Cayman) LP; a Cayman limited partnership (“Register.com LP”) by Web.com Group, Inc. (“Web.com”). These unaudited pro forma combined condensed financial statements are derived from the historical consolidated financial statements of Web.com and Register.com LP.  These financial statements have been adjusted as described in the notes to the unaudited pro forma combined condensed financial statements.

The unaudited pro forma combined condensed balance sheet combines the historical consolidated balance sheets of Web.com and Register.com LP as of the close of business on June 30, 2010, and includes adjustments to reflect the transactions that are directly attributable to the acquisition, factually supportable and expected to have a continuing impact on the combined results.  In addition, the unaudited pro forma combined condensed statements of operations combine the historical consolidated statements of operations of Web.com and Register.com LP and have also been adjusted to give effect to pro forma events that are directly attributable to the acquisition, factually supportable and expected to have a continuing impact on the combined results.  The unaudited pro forma combined condensed statements of operations have been prepared assuming the acquisition occurred on January 1, 2009.

We have prepared the unaudited pro forma combined condensed financial statements based on available information using assumptions that we believe are reasonable.  These financial statements are being provided for informational purposes only and do not claim to represent our actual financial position or results of operations had the acquisition occurred on that date specified nor do they project our results of operations or financial position for any future period or date.  In addition, the pro forma financial statements do not account for the cost of any restructuring activities or synergies resulting from the acquisition.

The unaudited pro forma combined condensed financial statements were prepared using the acquisition method of accounting as outlined in Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805 with Web.com considered the acquiring company.  Based on the acquisition method of accounting, the consideration paid to Register.com LP’s partners is allocated to Register.com LP’s assets and liabilities based on their fair value as of the date of the completion of the acquisition.  Web.com has been advised by independent valuation experts on the estimated value of certain intangible assets acquired from Register.com LP.  The remaining amount of the purchase price allocation is recorded as goodwill.  The purchase price allocation and valuation is preliminary and subject to final adjustments.

As discussed above, Web.com acquired the partnership interests in Register.com LP on July 30, 2010.   The audited financial statements of Register.com Investments Cooperatie U.A., a wholly owned subsidiary of Register.com LP were included in Exhibit 99.1 in the Form 8-K/A, previously filed on October 15, 2010, and incorporated herein by reference.  The assets of Register.com LP consisted only of one bank account with a balance of $5 million and its 100% interest in Register.com Investments Cooperatie U.A. at the acquisition date.  Register.com LP had no other assets or liabilities.  Prior to the acquisition, the Company and third party advisors performed due diligence procedures to identify potential commitments or contingencies that were not recorded in Register.com LP’s financial statements.  In addition, the sellers made representations that there were no known unrecorded liabilities, commitments or contingencies of Register.com LP. Finally, no items have come to management’s attention since the acquisition date; therefore, the Company believes that the historical financial statements of Register.com Cooperatie U.A. are not materially different from the financial statements of Register.com LP.

Unaudited Pro Forma Combined Condensed Balance Sheet
as of June 30, 2010
(in thousands of dollars)

	Historical Web.com	Historical Register.com LP	Pro forma Adjustments		Pro forma Combined
Current Assets:
Cash and cash equivalents	$42,809	$12,269	$(36,831)	a	$18,247
Accounts receivable, net of allowance for doubtful accounts	3,435	2,635	-		6,070
Prepaid expenses and other current assets	1,977	14,771	-		16,748
Restricted investments	546	-	-		546
Due from equity owners	-	1,354	(1,354)	l	-
Other current assets	90	3,303	-		3,393
Deferred taxes, current	961	16,175	(16,175)	k	961
Total current assets	49,818	50,507	(54,360)		45,965

Restricted investments	928	-	-		928
Prepaid domains	-	13,098	732	b	13,830
Property and equipment, net	6,895	4,373	(2,532)	m	8,736
Goodwill	12,881	63,285	(63,285)	c	122,441
			109,560	d
Intangible assets, net	49,262	8,998	(8,998)	c	114,442
			65,180	d
Other assets	110	2,692	(2,677)	e	5,287
			5,162	j
Total assets	$119,894	$142,953	$48,782		$311,629

Current liabilities:
Accounts payable and accrued expenses	$1,182	$101	$-		$1,283
Accrued expenses	6,228	8,584	4,445	f	19,257
Current portion of long-term debt and capital lease obligations	160	6,000	(6,000)	h	7,285
			7,125	g
Deferred revenue	5,762	48,226	(24,710)	n	29,278
Deferred tax liability	-	9,615	(9,201)	k	414
Other liabilities	192	(1,557)	(212)	h	(1,577)
Total current liabilities	13,524	70,969	(28,553)		55,940

Accrued rent expense	758	-	-		758
Long-term debt and capital lease obligations	133	99,209	(99,209)	h	108,008
			107,875	g
Deferred revenue	139	41,082	(20,623)	n	20,598
Deferred taxes	1,429	-	22,344	k	23,773
Other long-term liabilities	408	641	-		1,049
Total liabilities	16,391	211,901	(18,166)		210,126

Total Stockholder' equity
Common stock	27	-	-		27
Additional paid in capital	261,557	-	-		261,557
Treasury stock	(4,239)	-	-		(4,239)
Accumulated deficit	(153,842)	(68,948)	66,948	i	(155,842)

Total stockholders' equity	103,503	(68,948)	66,948		101,503

Total liabilities and stockholders' equity	$119,894	$142,953	$48,782		$311,629

Unaudited Pro Forma Combined Condensed Statement of Operations
Period ended June 30, 2010
(In thousands of dollars)

	Historical Web.com	Historical Register.com LP	Pro forma Adjustments		Pro forma Combined
Revenue	$49,906	$42,165	$(9,328)	(6)	$86,046
			(1,191)	(7)
			4,494	(8)

Cost of revenue (exclusive of depreciation and amortization shown below)	20,649	15,514	(1,191)	(7)	35,051
			(3,055)	(10)
			3,134	(11)

Sales & Marketing	10,731	10,687	-		21,418
Research & Development	4,496	3,668	-		8,164
General & Administrative	9,401	4,932	(909)	(3)	13,424
Depreciation and amortization	6,593	1,611	2,893	(1)	9,486
			(1,611)	(2)
Total cost and operating expenses	51,870	36,412	(739)		87,543

Income (loss) from operations	(1,964)	5,753	(5,286)		(1,497)

Interest, net	98	(2,703)	2,703	(4)	(3,293)
			(3,391)	(5)
Other income (expense), net	-	(337)	-		(337)
	98	(3,040)	(688)		(3,630)

Income (loss) from operations before income taxes	(1,866)	2,713	(5,974)		(5,127)

(Provision) benefit for income tax	(687)	(211)	498	(9)	(400)

Income (loss) from continuing operations	(2,553)	2,502	(5,476)		(5,527)
Discontinued operations:
Income (loss) from discontinued operations, net of tax	(9)	-	-		(9)
Gain on sale of discontinued operations, net of tax	125	-	-		125
Net income (loss)	$(2,437)	$2,502	$(5,476)		$(5,411)

Basic earnings per share:
Income (loss) from continuing operations' per common share	$(0.10)	N/A	N/A		$(0.21)
Income (loss) from discontinued operations per common share	-	N/A	N/A		-
Net income (loss) per common share	$(0.10)	N/A	N/A		$(0.21)
Diluted earnings per share:
Income (loss) from continuing operations per common share	$(0.10)	N/A	N/A		$(0.21)
Income (loss) from discontinued operations per common share	-	N/A	N/A		-
Net income (loss) per common share	$(0.10)	N/A	N/A		$(0.21)

Basic weighted average common shares outstanding	25,433	N/A	N/A		25,433
Diluted weighted average common shares outstanding	25,433	N/A	N/A		25,433

Unaudited Pro Forma Combined Condensed Statement of Operations
Year ended December 31, 2009
(In thousands of dollars)

	Historical Web.com	Historical Register.com LP	Pro forma Adjustments		Pro forma Combined
Revenue	$106,489	$85,713	$(45,407)	(6)	$166,693
			(1,979)	(7)
			21,877	(8)

Cost of revenue (exclusive of depreciation and amortization shown below)	40,392	30,804	(1,979)	(7)	69,603
			(14,871)	(10)
			15,257	(11)

Sales & Marketing	23,338	17,996	-		41,334
Research & Development	8,477	7,419	-		15,896
General & Administrative	21,080	9,209	-		30,289
Depreciation and amortization	13,295	3,223	(3,223)	(2)	19,081
			5,786	(1)
Total cost and operating expenses	106,582	68,651	970		176,203

Income (loss) from operations	(93)	17,062	(26,479)		(9,510)

Other income (expense), net	-	(381)	-		(381)
Interest, net	233	(6,700)	(6,782)	(5)	(6,549)
			6,700	(4)

Income (loss) from operations before income taxes	140	9,981	(26,561)		(16,440)

(Provision) benefit for income tax	1,429	(3,980)	1,772	(9)	(779)

Income (loss) from continuing operations	$1,569	$6,001	$(24,789)		$(17,219)
Discontinued operations:
Income (loss) from discontinued operations, net of tax	232	-	-		232
Gain on sale of discontinued operations, net of tax	808	-	-		808
Net income (loss)	$2,609	$6,001	$(24,789)		$(16,179)
Basic earnings per share:
Income (loss) from continuing operations per common share	$0.06	N/A	N/A		$(0.68)
Income (loss) from discontinued operations per common share	0.04	N/A	N/A		0.04
Net income (loss) per common share	$0.10	N/A	N/A		$(0.64)
Diluted earnings per share:
Income (loss) from continuing operations per common share	$0.06	N/A	N/A		$(0.68)
Income (loss) from discontinued operations per common share	0.04	N/A	N/A		0.04
Net income (loss) per common share	$0.10	N/A	N/A		$(0.64)

Basic weighted average common shares outstanding	25,312	N/A	N/A		25,312
Diluted weighted average common shares outstanding	26,985	N/A	N/A		25,312

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Note 1.  Basis of Presentation

On July 30, 2010, Web.com Group, Inc. (“Web.com”) completed its acquisition (the “Acquisition”) of Register.com (Cayman) LP, a Cayman limited partnership (“Register.com LP”), a provider of global domain name registration and complementary website design and management services pursuant to that certain Purchase Agreement among Web.com, Register.com GP (Cayman) Ltd, each seller named therein and Register.com LP, dated June 17, 2010 (the “Purchase Agreement”). The interests in Register.com LP were purchased from (i) Register.com GP (Cayman) Ltd., an exempted company incorporated under the laws of the Cayman Islands, and (ii) the limited partners of Register.com LP. Consideration for the acquisition of the limited partnership interests was approximately $135.1 million financed with a $95 million term loan and a $15 million revolving credit facility, approximately $20 million in cash and a $5 million seller note.

Web.com acquired the partnership interests in Register.com LP on July 30, 2010.   However, the audited financial statements of Register.com Investments Cooperatie U.A., a wholly owned subsidiary of Register.com LP are included in Exhibit 99.1, in the Form 8-K/A previously filed on October 15, 2010, and incorporated herein by reference.  The assets of Register.com LP consisted only of one bank account with a balance of $5 million and its 100% interest in Register.com Investments Cooperatie U.A. at the acquisition date.  Register.com LP had no other assets or liabilities.  Prior to the acquisition, the Company’s management as well as third party advisors, performed due diligence procedures to identify potential commitments or contingencies that were not recorded in Register.com LP’s consolidated financial statements.  In addition, the sellers made representations that there were no known unrecorded liabilities, commitments or contingencies of Register.com LP. Finally, no items have come to management’s attention since the acquisition date.  Therefore, the Company believes that the historical financial statements of Register.com Cooperatie U.A. are not materially different from the financial statements of Register.com LP.

The accompanying unaudited pro forma combined condensed financial statements present the results of operations and financial position of Web.com and Register.com LP based on the historical financial information of each company and include adjustments to reflect the transactions that are directly attributable to the acquisition, factually supportable and expected to have a continuing impact on the combined results.  In addition, the unaudited pro forma combined condensed balance sheet has been prepared assuming the acquisition occurred as of the close of business on June 30, 2010.  The unaudited pro forma combined condensed statements of operations have been prepared assuming the acquisition occurred on January 1, 2009.

The unaudited pro forma combined condensed financial statements are based on estimates and assumptions, which have been made solely for purposes of developing such pro forma information.  The estimated pro forma adjustments arising from the acquisition are derived from the estimated purchase price and estimated fair value of the assets acquired and liabilities included in the preliminary purchase price allocation.

The acquisition is accounted for under the acquisition method as outlined in ASC 805.  Under this method, the purchase price is allocated to the fair value of tangible and intangible assets acquired and the fair value of liabilities assumed.  The remaining amount of unallocated purchase price is recorded as goodwill.  Web.com has been advised by independent valuation experts on the estimated fair value of certain intangible assets.  The purchase price valuation is preliminary and subject to final adjustments.

The preliminary purchase price allocation as of the close of business on June 30, 2010 is as follows (in thousands of dollars):

Goodwill	$109,560
Trade Names	15,890
Developed Technology	28,720
Customer Relationships	20,570
Net assets (liabilities) acquired	(39,640)

Total preliminary purchase price allocation	$135,100

Note 2.  Pro Forma Income Statement Adjustments

The following pro forma adjustments have been recorded in the combined condensed statement of operations for the six months ended June 30, 2010 and the year ended December 31, 2009:

(1)
The following table includes Web.com’s amortization expense by category on a straight-line basis related to the estimated identifiable intangible assets resulting from this transaction for the year ended December 31, 2009 and the six months ended June 30, 2010:

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

	December 31, 2009	June 30, 2010	Useful life at Acquisition Date
	(in thousands)		(in years)
Amortization of:
Trade Names	$-	$-	Indefinite
Customer Relationships-Partners	115	58	16
Customer Relationships-Retail	2,081	1,040	9
Technology	3,590	1,795	8
Total amortization expense	$5,786	$2,893

(2)
To eliminate amortization expense from Register.com LP’s historical cost basis of its intangible assets.  Web.com recorded the intangible assets at the fair value as of the acquisition date as part of the purchase accounting;

(3)	This adjustment eliminates the one-time acquisition-related transaction costs incurred through June 30, 2010. These primarily included legal and consulting fees;
(4)	To eliminate the interest expense and deferred financing amortization expense from Register.com LP as this debt was paid in full at the closing of the acquisition;
(5)
To record Web.com’s interest expense and deferred financing fee amortization resulting from the $95 million term loan, the $15 million revolving credit facility and the $5 million note to Register.com LP, all issued to finance the acquisition;

(6)	To reverse the deferred revenue recognized using Register.com LP’s historical basis for the year and six months ended December 31, 2009 and June 30, 2010, respectively;
(7)
This adjustment eliminates intercompany revenue and cost of revenue between Register.com LP and Web.com of approximately $1.2 million and $2.0 million for the periods ended June 30, 2010 and the year ended December 31, 2010, respectfully;

(8)
As required by ASC 805, Business Combinations, Web.com recorded deferred revenue at fair value as of the acquisition date (see footnote (b) below for additional information).  This adjustment reflects the revenue that would have been amortized by Web.com using the deferred revenue estimated at fair value under purchase price accounting.  The fair value of deferred revenue was approximately 50 percent less than the pre-existing balance that Register.com LP had recorded as of the acquisition date.  The unfavorable impact to revenue will decline on a monthly basis as the acquired deferred revenue becomes fully recognized;

(9)	To record income tax (expense) benefit using the estimated effective tax rate of the post-acquisition, combined Web.com entity;
(10)	To reverse the domain registration cost of sales recognized using Register.com LP’s historical basis for the year and six months ended December 31, 2009 and June 30, 2010, respectively;
(11)
To record the domain registration cost of sales using the prepaid registry costs that were estimated at fair value under purchase accounting and amortized as cost of sales for the six months and year ended June 30, 2010 and December 31, 2010.  The Company estimated the fair value of the prepaid registry costs by taking the average current cost of a monthly registration fee multiplied by the units/months that were prepaid for each customer as of the acquisition date.

Note 3.  Pro Forma Balance Sheet Adjustments

The following adjustments have been made to the unaudited pro forma combined condensed balance sheet as of June 30, 2010 to reflect the acquisition-related transactions:

(a)
To record $20.0 million of cash paid as part of the purchase price paid for Register.com LP’s net assets.  This adjustment also reflects cash paid to settle the $9.0 million of liabilities (not acquired by Web.com) that were paid by Web.com on behalf of Register.com LP utilizing Register.com LP’s cash and cash equivalents on hand at the acquisition date.  In addition, the adjustment reflects the $5.2 million of cash costs for financing fees related to the issuance of $110 million of bank debt (also see adjustment (j) below).  The summary of the $36.8 million adjustment to cash and cash equivalents is shown below:

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(thousands of dollars)
Term loan and revolving credit facility	$110,000
Financing fees related to term loan and credit facility	(5,162)
Pay off Register.com LP bank debt	(105,209)
Pay off Register.com LP accrued interest	(212)
Payments to sellers	(20,000)
Payments of pre-acquisition seller obligations	(13,648)
Acquisition-related transaction costs	(2,600)
Pro Forma Impact on Cash and Cash Equivalents	$(36,831)

(b)
To adjust the prepaid registry fees to fair market value as required by ASC 805.  The fair value of prepaid registry fees was calculated by  estimating the monthly cost of registering a domain name multiplied by the number of months of services that have been prepaid by each customer at the acquisition date;

(c)	To eliminate Register.com LP’s historical goodwill and intangible assets;
(d)	To record Web.com’s goodwill and intangible assets arising from the acquisition of Register.com LP;
(e)	To eliminate Register’s deferred financing fees and a joint venture investment not acquired;
(f)	This adjustment records employment-related liabilities incurred as a result of the acquisition;
(g)
To record the current and long-term portion of the $110 million bank notes and the $5 million note due to the seller that Web.com issued to finance the acquisition.  The current portion plus the long term portion totals $115 million of acquisition-related financing;

(h)
To eliminate Register.com LP’s current and long-term debt and related accrued interest that was settled at the closing of the acquisition.  Web.com used the proceeds from the bank debt discussed in note (g) above to pay off Register.com LP’s debt;

(i)	To eliminate Register.com LP’s historical partner deficit;
(j)	To record Web.com’s $5.2 million deferred financing fees related to the $110 million of bank notes;
(k)
To adjust the deferred tax assets and liabilities to reflect the appropriate balances of the combined entity.  This entry reduced the existing Register.com LP deferred tax asset by $16.2 million and decreased the current deferred tax liability by approximately $9.2 million.  In addition, a net increase to long-term deferred tax liabilities of $22.3 million was recorded.  All deferred tax adjustments were  based on the purchase price allocated to the assets and liabilities acquired;

(l)	To eliminate the due from affiliates balance that represented a receivable from Register.com LP’s equity partners;
(m)
To record the property and equipment at fair value as of the acquisition date.  The adjustment to the property and equipment is primarily due to the fact that the internally developed software value was incorporated into the technology intangible asset recorded by Web.com and historically recorded as property and equipment in Register.com LP’s historical statements; and

(n)
To adjust the deferred revenue to fair market value as required by ASC 805.  The fair value of deferred revenue was determined by estimating the future costs for customer service that will be incurred over the remaining life of the deferred revenue contract plus the prepaid registry fees, with a normal profit margin added to fulfill the related contractual obligations.

Note 4.  Pro Forma Net Income (Loss) per Share

The pro forma basic and diluted net income (loss) per share are based on the weighted average Web.com shares used in computing basic and diluted net income (loss) as calculated for the year ended December 31, 2009 and the period ended June 30, 2010.  The Company has excluded 1.6 million and 1.7 million of potentially dilutive shares in the diluted earnings per share calculation of the combined entity for the six months and year ended June 30, 2010 and December 31, 2010, respectively.  These shares were excluded because the combined entity had a net loss for the periods presented in the Statements of Operations and including them would have been anti-dilutive as outlined in the provisions of ASC 260-10-45.

Note 5.  Reclassifications

Certain reclassifications have been made to the historical financial statements of Register.com LP to conform to Web.com’s presentation.